UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 6, 2009

FLUID SOLUTIONS, INC.
(Name of small business issuer specified in its charter)

Nevada	000-53434	80-0250289
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

Ampelon 3, Kilkis, Greece 61100

(Address of principal executive offices)

+30 234 10 70 411
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

 Item 1.01 Entry into Material Definitive Agreement

On May 6, 2009, the registrant entered into a material definitive agreement with Gold Standard Mining Corp., a Wyoming corporation, by which the registrant acquired 100% of the outstanding common stock of Gold Standard Mining Corp.  in exchange for 20 million shares of company common stock and Pantelis Zachos retired 19,800,000 shares of common stock to the company treasury.

Pursuant to the agreement, the registrant is issuing 20 million shares in exchange for all of the issued and outstanding shares of Gold Standard, which owns a wholly owned subsidiary called Ros Zoloto, a company which is engaged in the business of running a producing gold mine in Blagoveshchensk, Russia, in far eastern Russia on the border between Russia and China.

On May 6, 2009, Agata Gotova, Araik Khachatrian, and Zurab Chachavadze were appointed as directors of the company and Araik Khachatrian was appointed as Chief Operating Officer of the company.

Business

The Company’s plan of operations includes the seeking and development of natural mineral water sources for bottled water and juices.   With the acquisition of Ros Zoloto, the company’s operations expands into minerals and mining.

Forward Looking Statements

This current report and the exhibits attached hereto contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concern the Company's anticipated results and developments in the Company's operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “believes” or “does not believe”, "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

-

-

risks related to our mineral operations being subject to government regulation;

-

risks related to our ability to obtain additional capital to develop our resources, if any;

-

risks related to mineral exploration activities;

-

risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;

-

risks related to the competitive industry of mineral exploration;

-

risks related to our title and rights in our mineral properties;

-

risks related to the possible dilution of our common stock from additional financing activities; and

-

risks related to fluctuations of the price of our shares of common stock.

The Mining Industry

Any mineral deposit first begins with an initial discovery of a resource.  Early exploration companies are involved with new discoveries and the subsequent drilling and geological testing is required to further define both the size and the grade of the deposit.

A measured resource has a higher degree of confidence than an indicated resource.  Drilling and analysis is required before upgrading an indicated resource to the status of a measured resource.  Measure and indicated resources are useful when considering the future potential of a mining project.

The Securities and Exchange Commission has established industry guides for mining company disclosures.  It separates mining companies into three stages:

-

the exploration stage: companies engaged in the search for mineral deposits (reserves) which are not in either the development or production stage

-

the development stage: companies engaged in the preparation of an established commercially minable deposit (reserves) for its extraction which are not in the production stage.

-

the production stage: companies engaged in the exploitation of a mineral deposit (reserves)

The company is in the production stage, and is currently exploiting its alluvial reserves.  The company has not yet begun production on its placer reserves.

Properties

The operating subsidiary of Gold Standard Mining, Ros Zoloto, as the successor to Artel “Aleksandrovskaya,” holds licenses from the Russian government to exploit 16 lots of 65 hectares each in area with drilled proven reserves of 25 tons of placer gold and probable reserves of 120 tons with an average gold standard of 930 in the Zeisky District of the Amur region of Russia.  The licenses are valid until all mineral reserves have run out.  Ros Zoloto currently mines approximately 4-5 kilos of gold per day from its alluvial gold deposits, and is the third largest gold producer in the Amur region.  There is also present on the property silver, bronze, platinum and other minerals.

History

The claims are located in Blagoveshchensk, Russia, in far eastern Russia on the border between Russia and China.  The town has a river port on the Amur River and is the final stop on a railroad spur from the Trans-Siberian railroad, which lies about 110 kilometers away.  The area is served by the Ignatyevo airport.  Gold prospecting started to take place in the mid 1800’s, when the town experienced a gold rush due to the discovery of alluvial gold in the Amur River.  Hard rock gold deposits were discovered in the late 1800’s, and mining has been established in Blagoveschensk and neighboring areas since the early 20th Century.

The property is in reasonable condition and is readily accessible by ground transportation.  The predecessor owner of the property, Alexandrovski Artel, was founded in 1992 and mined 25 tons of gold on the property since its inception.

Alluvial Gold Deposits

The company currently mines its alluvial deposits on 12 claims.  Currently the company mines 4-5 kilos of alluvial gold per day, with an estimated 2009 production of a total of 350-400 kilograms.  The summary table below shows our proven alluvial gold reserves, for a total of 3186.8 kilograms.

Deposit name	Gold content (mg/m)	Gold reserves (kg)	Gold standard
Sardangro “Sredni”	357	107.3	763
Bol Djyvaskit	846.4	571.4	895
Sardangro “Nijni”	388	324.9	879
Bol Djyvaskit	260.5	54	899/895
“Ydinski”	268	1.9	895
“Iyrok”	365	5.4	895
“Zolotoi”	385	61.5	886
“Elovi”	212	308	925
“Zenon”	323	28.4	925
“Ilikan”	334	441.2	936
“Sardangro”	253	870.3	938
“Siryoukan”	274	412.5	933
Totals	4265.9	3186.8

Elnichnoie Mineral Deposit

The Elnichnoe Mineral Deposit’s geological studies go back to 1946.  Mineral deposits are located in the areas of the bald peak “Centraini,” “Breckchievi,” and “Serebriani.”  Reports from 1979 on the bald peak “Centraini” show hydrothermally changed diorite porphyry zones contain quartz veins ranging from 100-150 meters long and 800 meters wide, with ore grade of .01-11.3 grams per ton in gold and sliver from 16.3 to 36.4 grams per ton.  Beresite veins contain purte, chalco, galena and gold.

The Elnichnoe deposits contain 25 tons of proven placer gold reserves and 125 tons of probable placer gold reserves.  Geological exploration on the property goes back to to 1946, with further exploration studies performed in 1967, 1976, 1979 and 1992.  Exploration in 2000 was conducted over an area of 9.2 square kilometers, using dipole profiling, mechanized trench drifting and drilling to 603.6 meters, with the following results in the quartz vein mineral deposits.

Name of deposit	Copper	Bronze	Silver	Gold
Bald Peak Centraini	0.4 cm to 26m	3-318,000 m	3-6,400 m	0.4 cm – 26 m
Breckchievi			3-120 m	3-30 m
Serebriani			3-240 m	3-13 m

2.5  Plant and Equipment

The company suction dredges and nine other specialized mining tools, 15 “Ural” trucks, 10 Caterpillar and Kamatsu tractors, and garage, factory and office facilities on site.

Competition

There is aggressive competition within the minerals industry to discover and acquire mineral properties considered to have commercial potential.  We compete for the opportunity to participate in promising exploration projects with other entities, many of which have greater resources than us.

Russia has the second largest gold reserves in the world and is its fifth leading gold producer.  There is aggressive competition within the minerals industry to discover, acquire and mine mineral properties considered to have commercial potential.   In addition, we compete with others in efforts to obtain financing to acquire and explore mineral properties.

The company competes with other more established gold mines in production, such as Polymetal, with an annual production of 285,000 ounces of gold; Yuzhural, with an annual production of 169,200 ounces of gold; and Highland Gold Mining, with an annual production of 156,900 ounces of gold.

Employees

We employ three management employees, one clerical employee and Ros Zoloto employs one management level employee and 200 gold miners.  We intend to hire more management and clerical employees as we gear up our new plan of operations.

Regulation

Our activities will be subject to various federal, state, and local laws and regulations governing prospecting, exploration, production, labor standards, occupational health and mine safety, control of toxic substances, and other matters involving environmental protection and taxation.  It is possible that future changes in these laws or regulations could have a significant impact on our business, causing those activities to be economically re-evaluated at that time.

Environmental Risks

Minerals exploration and mining are subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production, is not generally available to us (or to other companies in the minerals industry) at a reasonable price. To the extent that we may become subject to environmental liabilities, the remediation of any such liabilities would reduce funds otherwise available to us and could have a material adverse effect on our financial condition. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive

Plan of Operations

Ros Zoloto will continue to mine its alluvial deposits, and expects to mine 350-400 kilograms of gold by the end of 2009.

The company intends to build plant facilities to mine and process its hard rock placer reserves, at a cost of $40 million to $100 million, over the next 12 months.

RISK FACTORS

We are subject to various risks which may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occur, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Because Our Assets and Operations Will Be Located Outside the U.S. , U.S. Investors May Experience Difficulties In Attempting To Enforce Judgments Based Upon U.S. Federal Securities Laws.  U.S. Laws and/or Judgments Might Not Be Enforced Against Us In Foreign Jurisdictions.

All of our operations and all of our assets will be located outside of the United States.  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against us or against any of our individual directors or officers.   In addition, U. S. investors should not assume that courts in the countries in which our operations or assets are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiary based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiary based upon these laws.

Mining  activities involve a high degree of risk.

Our operations on our properties will be subject to all the hazards and risks normally encountered in the mining deposits of gold.  These hazards and risks include, without limitation, unusual and unexpected geologic formations, seismic activity, rock bursts, pit-wall failures, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and legal liability.  Milling operations, if any, are subject to various hazards, including, without limitation, equipment failure and failure of retaining dams around tailings disposal areas, which may result in environmental pollution and legal liability.

The parameters that would be used at our properties in estimating possible mining and processing efficiencies would be based on the testing and experience our management has acquired in operations elsewhere. Various unforeseen conditions can occur that may materially affect estimates based on those parameters. In particular, past mining operations indicate that care must be taken to ensure that proper mineral grade control is employed and that proper steps are taken to ensure that the underground mining operations are executed as planned to avoid mine grade dilution, resulting in uneconomic material being fed to the mill. Other unforeseen and uncontrollable difficulties may occur in planned operations at our properties which could lead to failure of the operation.

If we make a decision to exploit either of our properties based on gold mineralization that may be discovered and proven, we plan to process the resource using technology that has been demonstrated to be commercially effective at other geologically similar gold deposits elsewhere in the world.  These techniques may not be as efficient or economical as we project, and we may never achieve profitability.

We may be adversely affected by fluctuations in gold prices.

The value and price of our securities, our financial results, and our exploration activities may be significantly adversely affected by declines in the price of gold and other precious metals.  Gold prices fluctuate widely and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the relative value of the United States dollar against foreign currencies on the world market, global and regional supply and demand for gold, and the political and economic conditions of gold producing countries throughout the world. The price for gold fluctuates in response to many factors beyond anyone’s ability to predict. The prices that would be used in making any resource estimates at our properties would be disclosed and would probably differ from daily prices quoted in the news media. Percentage changes in the price of gold cannot be directly related to any estimated resource quantities at any of our properties, as they are affected by a number of additional factors. For example, a ten percent change in the price of gold may have little impact on any estimated resource quantities and would affect only the resultant cash flow.  Because any future mining would occur over a number of years, it may be prudent to continue mining for some periods during which cash flows are temporarily negative for a variety of reasons, including a belief that a low price of gold is temporary and/or that a greater expense would be incurred in temporarily or permanently closing a mine there.

Mineralized material calculations and life-of-mine plans, if any, using significantly lower gold and precious metal prices could result in material write-downs of our investments in mining properties and increased reclamation and closure charges.

In addition to adversely affecting any of our mineralized material estimates and its financial aspects, declining metal prices may impact our operations by requiring a reassessment of the commercial feasibility of a particular project.  Such a reassessment may be the result of a management decision related to a particular event, such as a cave-in of a mine tunnel or open pit wall.  Even if any of our projects may ultimately be determined to be economically viable, the need to conduct such a reassessment may cause substantial delays in establishing operations or may interrupt on-going operations, if any, until the reassessment can be completed.

Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, are and would be faced with risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques.  Estimates of any mineralized material on any of our properties would be made using samples obtained from appropriately placed trenches, test pits and underground workings and intelligently designed drilling.  There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated.  Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.

Future legislation and administrative changes to the Mexcian mining laws could prevent us from exploring our properties.

Russian laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration and mining activities.   Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations.

We are a relatively young company with limited operating history

Since we are a young company, it is difficult to evaluate our business and prospects. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our products, the level of our competition, and our ability to attract and maintain key management and employees. While management believes their estimates of projected occurrences and events are within the timetable of their business plan, there can be no guarantees or assurances that the results anticipated will occur.

We may require additional funds to operate in accordance with our business plan.

We may not be able to obtain additional funds that we may require. We do not presently have adequate cash from operations or financing activities to meet our long-term needs.  If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget. If we do not achieve our internally projected sales revenues and earnings, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements. If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development, manufacturing, or sales and marketing programs.

If we need additional funds, we may seek to obtain them primarily through equity or debt financings. Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our current stockholders and to you. We may also attempt to obtain funds through arrangement with corporate partners or others. Those types of arrangements may require us to relinquish certain rights to our intellectual property or resulting products.

We compete with larger, better capitalized competitors in the mining industry.

The mining industry is acutely competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of exploration-stage properties, or properties capable of producing precious metals.  Many of these companies have greater financial resources, operational experience and technical capabilities than us. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms it considers acceptable or at all. Consequently, our revenues, operations and financial condition and possible future revenues could be materially adversely affected by actions by our competitors.

Risks Relating to Our Common Stock

Our directors and executive officers beneficially own a substantial amount of our common stock.

Accordingly, these persons will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline. Notwithstanding the exercise of their fiduciary duties by the directors and executive officers and any duties that such other stockholder may have to us or our other stockholders in general, these persons may have interests different than yours.

We are subject to SEC regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND M ANAGEMENT

The following table sets forth information furnished to us with respect to the beneficial ownership of our common stock by (i) each executive officer, director and nominee, and by all directors and executive officers as a group, and (ii) each beneficial owner of more than five percent of our outstanding common stock, in each case as of April 10, 2009. Unless otherwise indicated, each of the persons listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class

Common Stock	Pantelis Zachos Ampelon 3 Kilkis, Greece 61100	100,000	nil
Common Stock	Agata Gotova 190 N Canon Dr. Beverly Hills, CA 90210	4,900,000	16%
Common stock	Zurab Chavchavadze No. 9 Kantimirova Street Blagoveshensk, Russia 67500	606,060	2%
Common stock	Araik Khachatrian No. 9 Kantimirova Street, Blagoveshensk, Russia 67500	15,000,000	49.8%
Common Stock	Officers and directors as a group	20,606,060	49.8%

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position

Pantelis Zachos	56	CEO, CFO, Director
John Golomazos	58	Secretary, Director
Agata Gotova	31	Director
Araik Khachatrian	35	COO, Director
Zurab Chavchavadze	66	Director

Pantelis Zachos.  Mr. Zachos started his career, upon his move to Europe in 1980, as export sales manager at Lortex S.A., a consumer textiles multinational company, with headquarters in Greece and trading activities in Europe and the Middle East.

In 1989, he joined Union Agencies S.A., a multinational import-export company as V.P. in charge of all international trading and their financing activities.

In 1993, he started his own company Unimex Ltd., which operated as buying representative of major European wholesale and retail companies, for their buying programs, in most countries of south-east Europe. In addition the company provided consulting services, for merchandising and import financing arrangements, to its customers.

In 2000, after having built an extensive network of personal acquaintances and business associates in south-east Europe, he became active advising on investments, in a stabilized emerging region with promising growth potential.

Since 2003 those services have expanded into coordinating the financing and supervising the development and operations of projects that focus on commercializing the use of natural resources, namely renewable forms of energy such as solar and wind and drinking water.

Mr. Zachos formal higher education includes undergraduate work in International Relations and Economics and graduate work in Public and Business Administration at CSU-Long Beach and UCLA.  Mr Zachos has also, through the years, attended numerous conferences and seminars on International Trade and Finance in many European countries and the U.S.

John Golomazos.  Mr. Golomazos has been Secretary and Director of the Company since August 2008.  Since 1999, he has served as an outside consultant to Nestle Waters.  From 1998 through 1994, he acted as the General Manager of Korpi Waters, the first mineral water bottling operation in Greece, which was acquired by Nestle in 1994.  He continued as General manager until 1999.  Mr. Golomazos holds Chemical and Metallurgy Engineering Degrees from Athens Polytechnic University.

Agata Gotova is the current director of the company since May 6, 2009.  She has served as the Chief Executive Officer of Signature Films since 2002.  As head of Signature Films, she conceived, developed and produced two celebrity interview television shows and developed several feature films.  From 2004 through 2006, she served as the Creative Director of Imperia Entertainment, Inc., where she developed and co-wrote several feature films.  She attended Moscow University, Humanities and Sorbonne University, French Literature.

Araik Khachatrian is the Chief Operating Officer and director of the company since May 6, 2009, and the founder and President of Ros Zoloto since its inception in 2007.  In 1999, Mr. Khachatrian founded Zolotoe Runo Co., Ltd., a company engaged in the mining of placer gold in the Zeiskiy district of the Amur region.  In 2006, Zolotoe Runo was renamed Roszoloto Co., Ltd.  In 2007 Khachatrian founded the gold mining companies of Sigulen Co., Ltd. and Yukos Co., Ltd.  In 2008 he founded Rosszoloto Co., Ltd. and merged all four companies into the current Roszoloto.  He is a Graduate of Economics, Moscow University 1995, and a Qualified Mining Engineer.

Zurab Chavchvadze is the current director of the company since May 6, 2009.  He served as head of Votum in 2000, a consulting company which assisted small and medium businesses in development.  Since 2005, he has served as a public activist, official representative to the Russian Crown, has participated in the Russian Nobel movement and serves on its High Monarchy Council.  He is currently a member of the Central Federal Region of the Russian Federation, and Counsel to the Representative of the President of the Russian Federation.  Prior to heading up Votum, Mr. Chavchvadze taught French and literature at the University level, conducted and published studies on education and new way of learning, and was the co-founder and General Director of the Soviet-English cooperative, Rurik.  He is a graduate of Western European Language and Culture, 1969, Tblisi University.

Corporate Governance

The Board of Directors is committed to maintaining strong corporate governance principles and practices. The Board periodically reviews evolving legal, regulatory, and best practice developments to determine those that will best serve the interests of our shareholders.

Meetings and Attendance

Our Board of Directors is required by our bylaws to hold regularly scheduled annual meetings.  In addition to the annual meetings, it has the authority to call regularly scheduled meetings and special meetings by resolution.   Our Board met 1 time during the past fiscal year.

All incumbent directors attended 100% or more of the Board meetings during the last fiscal year.

Nominations of Directors

There are no material changes to the procedures by which security holders may recommend nominees to the registrant’s board of directors.

Audit Committee

The Company currently does not have a designated Audit Committee, and accordingly, the Company's Board of Directors' policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Company's Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis.

EXECUTIVE COMPENSATION

At this time there is no set executive compensation package for any of the directors or officers of the Company. The Company currently has no employee incentive stock option plan. The company believes that it will adopt an executive compensation plan sometime within the next calendar year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 11, 2007, 20,000 shares of common stock were issued to officer director Pantelis Zachos, pursuant to Section 4(2) of the Securities Act of 1933, in exchange for setup costs and the company’s business plan.

On May 6, 2009, Pantelis Zachos retired 19,900,000 shares of common stock and 4,900,000 shares of common stock were issued to Agata Gotova, 15,000,000 shares of common stock were issued to Araik Khachatrian, and 606,060 shares of common stock were issued to Zurab Chavchavadze, pursuant to Section 4(2) of the Securities Act of 1933.

RECENT SALES OF UNREGISTERED SECURITIES

The following securities have been issued by the company in the past two years, which were not registered under the Securities Act of 1933:

On or about January 30, 2009, 20,000 shares of common stock were issued to a non-affiliate investor in exchange for cash, pursuant to Section 4(2) of the Securities Act of 1933.

On or about February 13,  2009, 2,000 shares of common stock were issued to a non-affiliate investor in exchange for cash, pursuant to Section 4(2) of the Securities Act of 1933.

On or about February 14 2009, 20,000 shares of common stock were issued to two non-affiliate investors in exchange for cash, pursuant to Section 4(2) of the Securities Act of 1933.

On or about February 26, 2009, 10,000 shares of common stock were issued to a non-affiliate investor in exchange for cash, pursuant to Section 4(2) of the Securities Act of 1933.

On or about February 26, 2009, 25,000 shares of common stock were issued to a non-affiliate investor in exchange for services, pursuant to Section 4(2) of the Securities Act of 1933.

On or about April 25, 2009, 1667 shares of common stock were issued to a non-affiliate investor in exchange for cash, pursuant to Section 4(2) of the Securities Act of 1933.

On or about May 7, 2009, 50,000 shares of common stock were issued to a non-affiliate investor in exchange for cash, pursuant to Section 4(2) of the Securities Act of 1933.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a) Financial Statements of Businesses acquired.

Consolidated financial statements will be filed by amendment not later than 71 days after the date of this report.

(c) Exhibits

Exhibit No.	Description

10.1	Share Exchange Agreement dated May 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2009	FLUID SOLUTIONS, INC.

By: /s/ Pantelis Zachos
Pantelis Zachos Chief Executive Officer